Exhibit 13.1

Argyle Pink Diamond 0.54 carats, Fancy Vivid Purplish Pink, VS2

AUDIO	VIDEO
Intro – Voiceover & B Roll

Pink Diamonds.

In the world of fine gemstones, they are amongst the rarest on earth.

Prized for generations by royalty, connoisseurs and celebrities, pink diamonds have made headlines for their beauty and the high values they have achieved.

Fast moving montage including: Image of the Argyle Pink Other pink diamonds Royalty Ben Affleck & JLo Other images
General Discussion of Pink Diamonds

My name is Greg Kwiat, and I am the CEO of Kwiat & Fred Leighton. With over 115 years of experience as a leading diamond house, Kwiat has worked with many extraordinary pink diamonds over the years.

I want to talk to you about just how special, rare and valuable pink diamonds are.

Only 1 in every 100 thousand diamonds is classified as having a pink hue.

Exactly how pink diamonds are formed in nature remains shrouded in some mystery.

We know that the pink color is the result of distortions in the crystal lattice structure that is caused by the intense heat and pressure conditions when diamonds form.

This distortion causes the diamond to reflect a pink hue.

Simply put, pink diamonds are an anomaly of nature.

Greg Speaking Chyron – “Greg Kwiat” Put logo on screen
1

The Argyle Mine

For the last four decades, between 90% and 95% of the world’s supply of pink diamonds have come from a single source – Rio Tinto’s Argyle mine in Western Australia.

The legendary Argyle mine has become a highly desired brand of its own because of the fine quality of the pink diamonds it produced.

The mine opened in the early 1980s, and as with all mines that have a limited lifespan, it ceased operations in November 2020.

The mine’s closure was a major milestone in the history of diamonds – a fact not lost on the diamond community and savvy investors.

Demand for Argyle pink diamonds has continued to rise, with the growing appreciation for their rarity.

And with no new mine in the world able to replace Argyle’s production of pink diamonds, availability of exceptional pink diamonds continues to diminish and values continue to rise.

Images of the Argyle mine Other Argyle imagery Map of Australia with Argyle mine pinpointed (?) Mixed in with GK speaking
The Diamond	Title Screen “An Exceptional Pink Diamond”

We are thrilled to present this exceptional diamond to Luxus investors – an Argyle pink, oval shape, just over a half a carat in size.

Let’s consider the details of this diamond to appreciate its quality and rarity.

Begin with GK on screen Show a video image of the diamond
2

The diamond is an oval – classically shaped and beautifully cut.

You can only cut a fancy color diamond to an oval shape if the body color of the diamond is truly strong. Because of that, only about 16% of pink diamonds are cut in that style.

And because the oval shape is popular and timeless, this diamond is highly desirable.

Images of diamond
This Argyle diamond weighs 0.54 carats, which is quite large for a pink stone. Less than 1% of the world’s pink diamonds are over ½ a carat in size.	GK speaking

The diamond has a color grade of Fancy Vivid Purplish Pink.

Fancy Vivid is the very best grade that a colored diamond can receive, indicating the strongest saturation of color.

The Purplish Pink label describes the hue of the diamond – the primary body color is pink with some purple overtones. This color combination is considered highly attractive.

Transition from GK speaking to Graphics from ADP Document page 6

The diamond’s clarity grade is VS2, which stands for Very Slightly Included.

This is a fine grade indicating that the diamond has only very slight imperfections in the crystal structure, none of which are visible to the eye.

Only about 10% of pink diamonds in the world are of a clarity grade this fine.

Clarity graphic
All of these details are described on the GIA report that accompanies the stone.	Image of the GIA report
Conclusion
3

For most of human history, diamonds like this spectacular Argyle pink oval were only available to a select few who could afford to buy and hold them personally.

With Luxus, we are thrilled to offer ownership of this diamond to investors who can benefit from the rarity and exciting long-term investment dynamics of pink diamonds.

GK Speaking

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LUXUS Logo

Bringing Access to an exclusive world of luxury assets to all investors. Invest in gems, jewelry, watches, and more

Fractional ownership.

Own a piece of significant work.

Unprecedented opportunity no longer exclusive to the ultra wealthy. Now available to all

LUXUS Logo www.luxusco.com

COMING SOON

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND

AT https://sec.report/Document/0001010549-22-000060/.

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Rare Argyle Pink Diamond

Series 1 – Fancy Colored Diamonds

LUXUS

COMPANY DESCRIPTION

At LUXUS, we partner with the world's premium brands to unlock fractional ownership in precious gems, coveted jewelry, rare watches and other bespoke accessories. Through these strategic partnerships, collaboration with leading industry executives and proprietary process/research, LUXUS provides transparency and access – once exclusive to the ultrawealthy – to investors everywhere. Relying on a proven roadmap for superior user experience and accessibility, we are bringing fractional ownership to luxury assets for the first time ever. Our founding team of seasoned executives has deep experience in investment management, capital markets, fintech, luxury and technology.

KEY INVESTMENT TERMS

VALUATION	$400,000 USD
SHARE PRICE	$200
NO. OF SHARES	2,000
1 YR RETURN	NA*
THEME	Fancy Colored Diamond

*There exists no public market for the shares yet

THEME DESCRIPTION

While diamonds are usually judged by their "lack" of color and graded accordingly, colored or "natural fancy" diamonds are even rarer and more unique based on the richness of their color. Fancy colored diamonds have only increased In popularity in the last decade, leading the large auction houses to realize some of their largest gains on the back of those headlining sales. Because of their unmatched rarity as well as their attractive return potential (based on historical numbers), marketability and low correlation to traditional markets, we are proud to present you with this fancy, colored diamond as our inaugural asset.

ASSET DESCRIPTION

CARATS	0.54
COLOR	Fancy Vivid Purplish Pink - 4PP
SHAPE	Oval Brilliant
CLARITY	VS2
YEAR MINED	2016
ORIGIN / MINE	Argyle Diamond Mine
DESCRIPTION	Rare pink diamond
GIA REPORT / GRADE	#2175432953



INVESTMENT THESIS

Rarity-Driven Supply Constraint

Pink diamonds represent only 0.001% (1 in 100,000) diamonds mined globally[1]. Since 1985, the Argyle mine in Kimberly, Australia has produced between 90% and 95% of the global supply of pink diamonds[1]. The Argyle mine's closure in 2020[1], without any planned replacement of supply, is likely to permanently constrict new supply of pink diamonds to the market.

Market Hedge

Over the twelve-month period between Q1 2021 and Q1 2022, the IDEX diamond index had a beta of 0.067 as compared to the S&P 500[2]. R^2 correlation between the IDEX diamond index and the S&P 500 over the period was only 0.31[2]. Like gold and other precious metals, pink diamonds are a hard asset, which can be attractive to investors in times of volatility and inflation[3]. From 2005 – 2020, the cumulative returns on Fancy Vivid Pink diamonds of 413%[1] substantially outpaced inflation of 32.5% over the same period[4].

Luxury & Alternative Demand

Across all forms and price points, the market for luxury goods has significantly outperformed other asset classes since the start of the COVID-19 era[5]. Auction house sales hit a record $15bn in 2021, amid a surge of global wealth and the entry of younger and online buyers[6]. More broadly, demand for alternative investments has boomed, rising from $7.9 trillion (globally) in 2013 to more than $10 trillion in 2020, and is expected to reach $14 trillion by 2023[7]. Capturing part of this demand, the IDEX diamond index saw a rise of more than 26% between Q1 2021 and Q1 2022[2], and fancy vivid pink diamonds saw a 39% price appreciation between Q2 2020 and Q2 2021[1].

1 Australian Diamond Portfolio Data
2 International Diamond Exchange (IDEX)
3 Vanguard
4 World Bank
5 Emeles
6 CNBC
7 Forbes

12-MONTH BENCHMARKED RETURNS: DIAMONDS (IDEX INDEX)[2]



1.35
1.25
1.15
1.05
0.95
1.26
1.16
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
Jan-22
Feb-22
Gold (GLD)
S&P 500 (SPY)
Diamonds (IDEX)

HISTORICAL PERFORMANCE: PINK DIAMONDS[1]

2005 - 2020

FANCY PINK DIAMONDS	FANCY INTENSE PINK DIAMONDS	FANCY VIVID PINK DIAMONDS
310.0% Total Growth	367.4% Total Growth	413.0% Total Growth
9.9% Annualized P.A.	10.8% Annualized P.A.	11.5% Annualized P.A.

ASSET CLASSES	TOTAL GROWTH (%)	ANNUALIZED P.A.
Silver (USD)	199.9%	7.6%
Cash	66.6%	3.5%
S&P 500	210.5%	7.3%
Gold (USD)	268.6%	9.1%

DISCLAIMER

The information contained on the luxusco.com web site has been prepared by LUXUS without reference to any particular user's investment requirements or financial situation. Potential investors are encouraged to consult with professional tax, legal, and financial advisors before making any investment into a LUXUS offering.

All investments involve risk, including the risk of the loss of all of your invested capital. Please consider carefully the investment objectives, risks, transaction costs, and other expenses related to an investment prior to deciding to invest. Diversification and asset allocation do not ensure profit or guarantee against loss. Investment decisions should be based on an individual's own goals, time horizon, and tolerance for risk.

You should speak with your financial advisor, accountant, and/or attorney when evaluating a LUXUS collection. LUXUS does not make recommendations or provide investment advice.

YOU MUST CAREFULLY REVIEW THE RELEVANT LUXUS OFFERING CIRCULAR AND OFFERING STATEMENT BEFORE DECIDING TO INVEST.

LUXUS is conducting public offerings pursuant to Regulation A under the securities act of 1933, as amended, through the platform. The offering circular for the collections can be found on the SEC website. Past performance is no guarantee of future results. Investments such as those on the LUXUS platform are speculative and involve substantial risks to consider before investing, outlined in the respective offering materials and including, but not limited to, illiquidity, lack of diversification and complete loss of capital.

Key risks include, but are not limited to, limited operating history, lack of a secondary market, wine and spirits market risk and the manager's ability to execute. An investment in an offering constitutes only an investment in a particular series and not in LUXUS. Investors should carefully review the risks located in the respective offering materials for a more comprehensive discussion of risk.

The luxusco.com website and other communication may contain certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "outlook," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain and actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. You are cautioned not to place undue reliance on any of these forward-looking statements.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

GIA®

GIA REPORT
2175432953

Verify this report at gia.edu

FACSIMILE

This is a digital representation of the original GIA Report. This representation might not be accepted in lieu of the original GIA Report in certain circumstances. The original GIA Report includes certain security features which are not reproducible on this facsimile.

GIA COLORED DIAMOND REPORT

January 18, 2016

Report Type	Grading Report
GIA Report Number	2175432953
Shape and Cutting Style	Oval Brilliant
Measurements	6.39 x 4.14 x 2.85 mm
Carat Weight	0.54 carat
Color Grade	Fancy Vivid Purplish Pink
Color Origin	Natural
Color Distribution	Even
Clarity Grade	VS2

Proportions:



61%
68.8%
slightly thick - extremely thick (faceted)
none

Profile not to actual proportions

Polish	Excellent
Symmetry	Good
Fluorescence	Medium Blue

Inscription(s): GIA 363323

Comments: Additional clouds, pinpoints and surface graining are not shown.

ADDITIONAL INFORMATION

GIA COLORED DIAMOND SCALE



LIGHTER TONE
HUE
HIGHER SATURATION
faint
very light
light
fancy light
fancy
fancy intense
fancy vivid
fancy deep
fancy dark
LOWER SATURATION
HUE
DARKER TONE

Illustration of GIA fancy color grade interrelationships

GIA CLARITY SCALE

	FLAWLESS
	INTERNALLY FLAWLESS
VERY VERY SLIGHTLY INCLUDED	VVS_1
	VVS_2
VERY SLIGHTLY INCLUDED	VS_1
	VS_2
SLIGHTLY INCLUDED	SI_1
	SI_2
INCLUDED	I_1
	I_2
	I_3

CLARITY CHARACTERISTICS



KEY TO SYMBOLS*

- Crystal
- Cavity
- Feather
- Cloud
- Needle
- Natural

* Red symbols denote internal characteristics (inclusions). Green or black symbols denote external characteristics (blemishes). Diagram is an approximate representation of the diamond, and symbols shown indicate type, position, and approximate size of clarity characteristics. All clarity characteristics may not be shown. Details of finish are not shown.

reportcheck.gia.edu

2

INTERNATIONAL GEMOLOGICAL INSTITUTE

IGI APPRAISAL REPORT NUMBER

4612171331

Report verification at igi.org/verify.php

APPRAISAL REPORT

2/1/2022

IGI Report Number	**4612171331**
Shape and Cutting Style	**OVAL BRILLIANT**
Measurements	**6.39 x 4.14 x 2.85 MM.**
Carat Weight	**0.54 CT(S)**
Color Grade	**FANCY VIVID PURPLISH PINK**
Clarity Grade	**VS(2)**

PROPORTIONS

Depth	**68.8%**
Table	**61%**
Girdle	**SLIGHTLY THICK TO EXTREMELY THICK, FACETED**
Culet	**NONE**

FINISH

Polish	**EXCELLENT**
Symmetry	**GOOD**
Fluorescence	**MEDIUM BLUE**

TOTAL ESTIMATED FAIR MARKET VALUE: **$553,500.00**

STONE #: 2-392-398

DESCRIPTION OF ARTICLE:

ONE NATURAL DIAMOND, DESCRIPTION AT LEFT:

COMMENTS:

BASED ON GIA REPORT# 2175432953. PREEXISTING INSCRIPTION. THIS REPORT IS FOR MARKETABLE CASH PURPOSES.



PHOTO APPROX.

Control Department

FACSIMILE

LABORATORY DIRECTOR, GEMOLOGIST

igi.org/verify.php

Date: April 26th - May 31st

Ad Set: Wealthy People/Interests

Headline: Invest in Luxury

Caption: Diversify your portfolio. Invest in rare gems and jewelry. Sign up for the waitlist today.


INVEST
like the 1%
LUXUS

Date: April 26th - May 31st

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Headline: Invest in Luxury

Caption: Diversify your portfolio. Invest in rare gems and jewelry. Sign up for the waitlist today.


LUXUS
INVEST IN
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Hard Assets Redefined for a
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Date: April 26th - May 31st

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LUXUS
THERE IS ONLY ONE
NATURAL BLUE DIAMOND
ON THE MARKET FOR EVERY
100 PICASSO PAINTINGS
UP FOR AUCTION
Invest in Rare Assets

Date: April 7th - May 31st

Ad Set: HHI Top 5%

Headline: Invest in Luxury

Caption: Diversify your portfolio. Invest in rare gems and jewelry. Sign up for the waitlist today.


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LUXUS
INVEST IN
LUXURY
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Caption: Diversify your portfolio. Invest in rare gems and jewelry. Sign up for the waitlist today.


LUXUS
THERE IS ONLY ONE
NATURAL BLUE DIAMOND
ON THE MARKET FOR EVERY
100 PICASSO PAINTINGS
UP FOR AUCTION
Invest in Rare Assets

Date: April 7th - May 31st

Ad Set: Wealthy Areas + Luxury or Investor

Headline: Invest in Luxury

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Caption: Diversify your portfolio. Invest in rare gems and jewelry. Sign up for the waitlist today.


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THERE IS ONLY ONE
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100 PICASSO PAINTINGS
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100 PICASSO PAINTINGS
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100 PICASSO PAINTINGS
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Date: May 2nd - May 8th

Ad Set: Mother's Day Ad

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Caption: GET EARLY NOTIFICATION
To Invest in One of The Rarest Diamonds Around


SHINE A
LIGHT
ON MOM THIS
MOTHER'S
DAY

Date: March 8th

Content Type: International Women's Day

Title: Suzanne Belperron

Caption: For International Women's Day we are honoring Suzanne Belperron, commonly known as the most important woman jeweler of the twentieth century."Belperron made her own rules in an industry dominated by men. She pioneered a new aesthetic in jewelry: sensual, tactile and arrestingly modern" (Belperron LLC). With influential clients such as Elsa Schiaparelli, the Duchess of Windsor and Diana Vreeland, her work was seen as groundbreaking and influential. Today, her pieces are highly coveted and collectable.

#LUXUS #InvestWithLuxus #LUXUSlearn

1st slide:


SUZANNE
BELPERRON

2nd slide:



LUXUS

Date: March 10th

Content Type: ENTERTAINMENT POST – BOOSTED POST

Title: About LUXUS - INVEST IN LUXURY

Caption: At LUXUS, we partner with the world's premium brands to unlock fractional ownership in precious gems, coveted jewelry, rare watches and other bespoke accessories. Through these strategic partnerships, collaboration with leading industry executives and proprietary process/research, LUXUS provides transparency and access – once exclusive only to the ultrawealthy – to investors everywhere.

(WWW.LUXUSCO.COM)

#LUXUS #InvestWithLUXUS #LUXUSlearn


LUXUS
INVEST IN
LUXURY
Hard Assets Redefined for a
Modern Day Portfolio

Date: March 14th

Content Type: ENTERTAINMENT POST

Title: Jewelry as an investment – BOOSTED POST

Caption: Diamonds have never been a better investment than they are today. This incredible necklace comprised of 47 square emerald cut diamonds weighing a total of 146.52 carats sold at Sotheby's recent Important Jewels auction for $945,000.

(WWW.LUXUSCO.COM)

#LUXUS #InvestWithLUXUS #LUXUSLearn #LUXUSJewels



LUXUS

Date: March 17th

Content Type: ENTERTAINMENT POST

Title: St Patrick's Day

Caption: 🍀 The Bulgari Emerald Brooch, rarer than a four leaf clover 🍀
A record breaking emerald. Richard Burton gave this Bulgari emerald brooch to Elizabeth Taylor when she was filming *Cleopatra*. She wore it to their wedding (the first one!). The rectangular shaped 23.44 carat emerald is the most expensive piece of emerald jewelry sold at auction. Christie's sold this magnificent piece for $6.6 million.

Link in bio to join the LUXUS waitlist.
(WWW.LUXUSCO.COM)

#LUXUS #InvestWithLUXUS #LUXUSlearn #LUXUSjewels


Hard Assets to
Appreciate
LUXUS

Date: March 20th

Content Type: ENTERTAINMENT POST

Title: WAITLIST POST

Caption: Be one of the first to invest in luxury assets. Sign up for the waitlist today. #LUXUS #InvestWithLuxus #comingsoon

WWW.LUXUSCO.COM


LUXUS
Are you on
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The waitlist for our MVP Beta
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Date: March 20th

Content Type: EDUCATION POST – BOOSTED POST

Title: The LUXUS Process

Caption: Invest in Luxury Swipe through to learn abbout the LUXUS process. Visit our webbsite to learn more and sign up for the waitlist. Link in bio.

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#InvestinLuxury #LUXUS #InvestWithLUXUS #LUXUSlearn


LUXUS
HOW TO INVEST IN LUXURY ASSETS
The LUXUS Process
#investinluxury
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LUXUS
01.
PARTNERSHIP
LUXUS and our brand partners constantly iterate on where the world of Luxury assets is heading.
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LUXUS
02.
ACQUISITION
Once we identify a trend, our partners will source and acquire a best-in-class asset exclusively for LUXUS.
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LUXUS
03.
SECURITIZATION
LUXUS securitizes and IPO's the asset.
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04.
ACCESSIBILTY
Investors can access the IPO, as well as previously IPO'd securities, through the LUXUS wesbite (and soon to come mobile app) and through our customized ATS (Alternate Trading System).
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05.
DISTRIBUTION
LUXUS distributes and sells the fractionalized pieces of the assets, ensuring quick closure of IPOs so that assets can be made eligible for trading as soon as possible.
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06.
TRADE
Investors can buy, sell, and trade assets on the LUXUS platform freely, or wait for a monetization event.
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07.
FINAL SALE
When an asset is sold to an off-platform buyer - all sales must be approved by LUXUS' advisory board, with the best interests of investors in mind. If the board approves a sale, all investors will be cashed-out of their investments, and any profits (or losses) realized.
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Follow LUXUS to learn more about how to inves in luxury assets
luxusco.com

Date: March 25th

Content Type: ENTERTAINMENT POST – INSTAGRAM STORIES

Title: Bridgerton Season 2


Who will be this
season's social
"diamond"?


LUXUS
Bridgerton

Date: March 25th

Content Type: ENTERTAINENT POST

Title: Yellow diamond

Caption: Soon you'll be able to diversify your portfolio with gems and jewelry. Yellow diamonds are the most popular of the fancy colored diamonds. The most desirable are known as canary diamonds for their vivid and intense color.

#LUXUS #InvestWithtLUXUS #LUXUSlearn #LUXUSgems #CanaryDiamonds #ComingSoon

Link in bio to join the LUXUS waitlist

www.luxusco.com


LUXUS
Colored Diamonds
for a Modern Day
PORTFOLIO

Date: March 30th

Content Type: EDUCATION POST

Title: Invest like the 1%

Caption: Through fractional ownership LUXUS offers access to rare luxury assets that were once only availlable to the ulltra-wealthy.

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Link in bio to join the LUXUS waitlist.

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INVEST
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LUXUS

Date: April 4th

Content Type: FINANCIAL LITERACY MONTH - EDUCATION POST

Title: Alternative Assets

Caption: Happy Financial Literacy Month. Learn about alternative investment opportunities at LUXUS.

#LUXUS #InvesstWithLUXUS #LUXUSlearn #AltInvestments #FinancialLiteracyMonth

Link in bio to join the LUXUS waitlist

www.luxusco.com


LUXUS
Alternative Assets
Art, Gems, Jewelry,
Collectibles, Commodities

Date: April 7th

Content Type: ENTERTAINMENT POST

Title: The Rock

Caption: A monumental diamond to celebrate April's birthstone. This spring Christie's is offering tthe laregts whitte diamond to ever come up for auction. The 228.31 carat stone known as "The Rock" has an estimate of $20 - $30 Million. WIll it break records? We bet YES.

#LUXUS #InvestWithLUXUS #AltINvestments #LUXUSgems #Christies

Link in bio to join the LUXUS waitlist
www.luxusco.com.

📷 Christie's


THE ROCK
A $30 Million Diamond

Date: April 9th

Content Type: ENTERTAINMENT POST

Title: J. LO

Caption: Bennifer round 2! JLo says green is her lucky color and Ben must have been listening. He proposed with an incredibly rare green diamond engagement ring. Only a small amount of green diamonds come on the market each year, making JLo's ring not only eceptional but hard to imitate. A lucky lady indeed.

#LUXUS #InvestWithLUXUS #GreenDiamonds #Bennifer

Link in bio to join the LUXUS waitlist
www.luxusco.com

📷: onthejlo.com and Getty


"YOU'RE
PERFECT"

Date: April 13th

Content Type: EDUCATION POST

Title: Beta

Caption: Over the last year, diamonds have had a beta of 0.067, which can make them an effective hedge against a volatile stock market. Since November 2021, diamond prices as a whole have increased more than 18%. The era of luxury assets as an investment class is here

#LUXUS #InvestWithLUXUS #LUXUSlearn #Beta #FinancialLiteracyMonth

Link in bio to join the LUXUS waitlist
www.luxusco.com


LUXUS
What is Beta?
Investors measure how closely returns of an investment follow the stock market using a measure called Beta. The closer Beta is to 0, the less related an asset's performance is to the broader stock market. A Beta of 1 would indicate the same performance as the stock market.
#investinluxury

Date: April 19th

Content Type: EDUCATION POST

Title: Alpha

Caption: Between Q1 2021 and Q1 2022, the IDEX diamond index returned 26%. Over that same period, the S&P 500 returned only 16%. The Beta of the IDEX index as compared to the S&P 500 was 0.067, and teh US 10-year Treasury note (a risk-free return) averaged a yield of approimately 1.5%. Using these figures, the Alpha for the IDEX diamond inde was more than 23.5% - a better return than all but a small handful of teh world's top hedge funds.

#LUXUS #InvestWithLUXUS #LUXUSlearn #Alpha #FinancialLiteracyMontth

Link in bio to join the LUXUS waitlist www.luxusco.com


LUXUS
What is Alpha?
Experienced investors evaluate risk vs. reward using Alpha, which is how much better an investment performs vs. a benchmark while adjusting for the level of risk. A higher Alpha means a better risk-adjusted return.
#investinluxury

Date: April 21st

Content Type: ENTERTAINMENT POST

Title: The Queen

Caption: Happy 96th Birthday to the Queen! For her wedding to Prince Phillip in 1947 the Queen was gifted 86 rubies from the people of Burma. The rubies have symbolic meaning as they are said to protect from evil and the 96 illnesses the Burmese culture believed existed. in 1973, the Queen commissioned the House of Garrard to create what is now known as the Burmese Ruby Tiara with the gifted rubies. Long Live the Queen.

#LUXUS #LUXUSjewels #RoyalJewels #QueenElizabeth



Date: April 25th

Content Type: EDUCATION POST

Title: Volatility

Caption: Over time, diamond prices have not proven to be particularly volatile. Over the last five years, the IDEX diamond index has a historical volatility of $7.24, or 5.8% of the average price over the period. In contrast, the S&P 500 has had a historical volatility of $69.43 or 21.6% of the average price over the period.

#LUXUS #InvestWithLUXUS #LUXUSlearn #Volatility #FinancialLiteracyMonth

Link in bio to join the LUXUS waitlist www.luxusco.com


LUXUS
What is Volatility?
Volatility is a measure of how often, and to what extent, the value of an investment moves up and down. Volatility is often quantified via a formula to describe how rapidly or significantly an investment changes over time. Although volatility ≠ risk, more volatile investments often come with more risk.
#investinluxury

Date: April 27th

Content Type: ENTERTAINMENT POST

Title: Cullinan Blue

Caption: One of the rarest diamonds to ever be sold at auction - the Cullinan Blue diamond - sold today for $58million! The 15.19 carat Fancy Vivid Blue step-cut diamond was cut from an excepttionall rough stone discovered in South Africa. @sothebysjewels @sothebys

#LUXUS #InvestWithLUXUS #LUXUSgems #CullinanBlue #bluediamonds #diamond #auction
🎥:Sothebys



Date: May 3rd

Content Type: ENTERTAINMENT POST

Title: The Met

Caption: The Dress. The diet. The date. The Cartier earrings! Kim Kardashian's ode to Marilyn Monroe shut down the red carpet at The Met Gala.

#LUXUS #LUXUSjewels #TheMet #kimkardashian #Cartier #redcarpet #jewels #MarilynMonroe #earrings #diamondsareagirlsbestfriend #diamonds #happybirthdaymrpresident #costumeinstitute

www.luxusco.com


© Matt Baron/Shutterstock

Date: March 6th

Content Type: Instagram Stories

Title: Waitlist


INVEST IN LUXURY.
The countdown is on. Join the waitlist for our private Beta MVP below. We'll see you soon!
First Name
Last Name
Name@email.com
GET EARLY ACCESS
LUXUSCO.COM


Are you on
THE LIST?
The waitlist for our MVP Beta is now live!
LUXUS
INVEST IN LUXURY.
Tap below to sign up
LUXUSCO.COM

Content Type: ENTERTAINMENT POST

Title: Mother’s Day Post

Caption: Happy Mother's Day!

Give mom a different kind of sparkle this year. Get early notification to invest in one of the rarest diamonds around - a pink diamond from the Argyle Mine.
A gift that really keeps on giving.

Link in bio to learn more

#LUXUS #InvestWithLUXUS #LUXUSgems #pinkdiamond #diamonds #mothersday #mom #gift #investment #gems

www.luxusco.com



SHINE A
LIGHT
ON MOM THIS
MOTHER’S
DAY

Date: May 9th

Content Type: ENTERTAINMENT POST – BOOSTED POST

Title: LUXUS Argyle Pink Diamond

Caption: Coming soon! LUXUS will be offering fractional ownership in this incredibly rare pink diamond from the Argyle Mine.
Carats: .54
Color: Fancy Vivid Pink
Shape: Oval Brilliant
Clarity: VS2

#LUXUS #InvestWithLUXUS #LUXUSgems #pinkdiamond #diamonds #ArgyleMine #raregems #preciousgems

Link in bio to learn more.www.luxusco.com


LUXUS
UNVEILING
THE NEWEST WAY TO MAKE INVESTMENTS IN THE
RAREST DIAMONDS

Content Type: ENTERTAINMENT POST

Title: Invest in Rare Assets

Caption: Invest in rare assets. 💎
Only 1 in 100,000 diamonds are certified as pink.

Link in bio to learn about upcoming offerings.

#LUXUS #InvestWithLUXUS #LUXUSgems #pinkdiamond #diamond #argylepinkdiamonds #gems #raregems #comingsoon

www.luxusco.com



DATE: March 6, 2022

Are you on our Private Beta MVP List? May 2022 (www.luxusco.com)

#luxuryassets #alternatives #diamonds #gold #inflationhedge #portfoliomanagement #fintech #innovation

----

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t


Are you on
THE LIST?
The waitlist for our MVP Beta is now live!
LUXUS
INVEST IN LUXURY.
Tap below to sign up


INVEST IN LUXURY.
The countdown is on. Join the waitlist for our private Beta MVP below. We'll see you soon!
First Name
Last Name
Name@email.com
GET EARLY ACCESS

DATE: March 8, 2022

For International Women's Day, we are honoring Suzanne Belperron, commonly known as the most important woman jeweler of the twentieth century.

"Belperron made her own rules in an industry dominated by men. She pioneered a new aesthetic in jewelry: sensual, tactile and arrestingly modern" (Belperron LLC). With influential clients such as Elsa Schiaparelli, the Duchess of Windsor and Diana Vreeland, her work was seen as groundbreaking and influential. Today, her pieces are highly coveted and collectable.

#LUXUS #InvestWithLUXUS #InvestLikeAWoman #LUXUSLearn

📷 Belperron LLC
📷 Fred Leighton

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t


SUZANNE
BELPERRON

LUXUS


SUZANNE

LUXUS

DATE: March 11, 2022 – BOOSTED POST

At LUXUS, we partner with the world's premium brands to unlock fractional ownership in precious gems, coveted jewelry, rare watches and other bespoke accessories. Through these strategic partnerships, collaboration with leading industry executives and proprietary process/research, LUXUS provides transparency and access – once exclusive only to the ultrawealthy – to investors everywhere. (www.luxusco.com)

#alternativeinvestments #research #portfolioconstruction #luxury #preciousgems #gold #diamonds
----

COMMENT: AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t


LUXUS
INVEST IN
LUXURY
Hard assets redefined for a
modern day portfolio.

DATE: March 14, 2022

Diamonds have never been a better investment than they are today. This incredible necklace comprised of 47 square emerald cut diamonds weighing a total of 146.52 carats sold at Sotheby's recent Important Jewels auction for $945,000. (WWW.LUXUSCO.COM)
#LUXUS #InvestWithLUXUS #LUXUSlearn #LUXUSjewels

📷 Sotheby's

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t



LUXUS

DATE: March 17, 2022

🏵 The Bulgari Emerald Brooch, rarer than a four-leaf clover 🏵

A record breaking emerald. Richard Burton gave this Bulgari emerald brooch to Elizabeth Taylor when she was filming Cleopatra. She wore it to their wedding (the first one!). The rectangular shaped 23.44 carat emerald is the most expensive piece of emerald jewelry sold at auction. Christie's sold this magnificent piece for $6.6 million.

Link in bio to join the LUXUS waitlist

(WWW.LUXUSCO.COM)

#LUXUS #InvestWithLUXUS #LUXUSlearn #LUXUSjewels

📷 Christie's

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t


Hard Assets to
Appreciate
LUXUS

DATE: March 23, 2022

Invest in Luxury. Click through to learn about the LUXUS process.
Visit our website to learn more and sign up for our waitlist at LUXUSCO.COM.

#LUXUS #InvestInLuxury #LUXUSLearn

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t


LUXUS
HOW TO
INVEST
IN LUXURY
ASSETS
The LUXUS Process
#investinluxury
Swipe


LUXUS
01.
PARTNERSHIP
LUXUS and our brand partners constantly iterate on where the world of Luxury assets is heading.
#investinluxury
Swipe


LUXUS
02.
ACQUISITION
Once we identify a trend, our partners will source and acquire a best-in-class asset exclusively for LUXUS.
Swipe


LUXUS
03.
SECURITIZATION
LUXUS securitizes and IPO's the asset.
#investinluxury
Swipe


LUXUS
04.
ACCESSIBILTY
Investors can access the IPO, as well as previously IPO'd securities, through the LUXUS wesbite (and soon to come mobile app) and through our customized ATS (Alternate Trading System).
#investinluxury
Swipe


LUXUS
05.
DISTRIBUTION
LUXUS distributes and sells the fractionalized pieces of the assets, ensuring quick closure of IPOs so that assets can be made eligible for trading as soon as possible.
#investinluxury
Swipe


LUXUS
06.
TRADE
Investors can buy, sell, and trade assets on the LUXUS platform freely, or wait for a monetization event.
#investinluxury
Swipe


LUXUS
07.
FINAL SALE
When an asset is sold to an off-platform buyer - all sales must be approved by LUXUS' advisory board, with the best interests of investors in mind. If the board approves a sale, all investors will be cashed-out of their investments, and any profits (or losses) realized.
#investinluxury
Swipe


LUXUS
Follow LUXUS to learn more about how to inves in luxury assets
luxusco.com

DATE: March 25, 2022 – BOOSTED POST

Soon you'll be able to diversify your portfolio with gems and jewelry. Yellow diamonds are the most popular of the fancy colored diamonds. The most desirable are known as canary diamonds for their vivid and intense color.

#LUXUS #InvestWithLUXUS #LUXUSlearn #LUXUSgems #CanaryDiamonds #ComingSoon

Link in bio to join the LUXUS waitlist
www.luxusco.com

COMMENT: AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t


LUXUS
Colored Diamonds
for a Modern Day
PORTFOLIO

DATE: March 25, 2022

We couldn't agree more. 💎

https://www.bloomberg.com/news/features/2022-03-10/jewelry-as-investment-how-to-build-portfolio-with-best-gems-designers

#alternativeinvestments #LUXUSlearn #LUXUSJewels #hardassets

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t

DATE: March 27, 2022

In honor of the Oscars tonight 💎

https://www.vogue.com/slideshow/the-best-academy-awards-jewelry-of-all-time-oscars/amp

----

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t

DATE: March 28, 2022

Here’s what you need to know about alternative assets:

1. They are investments that fall outside of traditional equity/income/cash categories (i.e. jewelry, real estate, gold, private equity).

2. Investors choose to invest in alternative assets for a variety of reasons. These include guarding their portfolio against inflation and stock market inflations, diversification of their holdings, and benefitting from favorable tax treatment.

3. Alternative investments are best for investors who already have a solid financial strategy in place and are looking to expand their portfolio.

Read this article to learn more! https://lnkd.in/eU5aN7d

#AlternativeInvestments #LUXUSLearn #LUXUSJewels #Investments

----

DATE: March 30, 2022

Through fractional ownership LUXUS offers access to rare luxury assets that were once only available to the ultra-wealthy.

#LUXUS #InvestWithLUXUS #LUXUSlearn

Link in bio to join the LUXUS waitlist.

WWW.LUXUSCO.COM

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t


INVEST
like the 1%
LUXUS

DATE: March 31, 2022

Do you know the difference between “hard” and “soft luxury”?

“For LVMH, Tiffany was a major asset. Before the acquisition, hard luxury (jewellery and watches) accounted for just eight per cent of its sales, most coming from “soft luxury” such as Louis Vuitton handbags and Dior Bar jackets. By the end of 2019, hard luxury had been outpacing soft luxury growth for the best part of a decade. “

https://on.ft.com/3iSinpm

DATE: April 4, 2022

Happy Financial Literacy Month
Learn about alternative investment opportunities at LUXUS.

#LUXUS #InvestWithLuxus #LUXUSlearn #AltInvesments #FinacialLiteracyMonth

Link in bio to join the LUXUS waitlist

WWW.LUXUSCO.COM

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t


LUXUS
Alternative Assets
Art, Gems, Jewelry,
Collectibles, Commodities

DATE: April 7, 2022

A monumental diamond to celebrate April's birthstone. This spring Christie's is offering the largest white diamond to ever come up for auction The 228.31 carat stone known as "The Rock" has an estimate of $20 - $30 Million. Will it break records? We bet YES.

#LUXUS #InvestWithLuxus #LUXUSlearn #AltInvesments #LUXUSgems #Christies

Link in bio to join the LUXUS waitlist

WWW.LUXUSCO.COM

📷 Christie's

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t


THE ROCK
A $30 Million Diamond

DATE: April 8, 2022

"US Watch and Jewelry Sales in 2021 are Highest for a Decade" (IDEX)

https://lnkd.in/dRTH_2EB
#LUXUS #InvestWithLuxus #LUXUSLearn #Luxury #Investing

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t


Source: Dept of Commerce and IDEX Research
Total Jewelry & Watch Sales
In Millions of USD
140000
120000
100000
80000
60000
40000
20000
0
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

DATE: April 8, 2022

Bennifer 2.0 called for a green diamond as opposed to Bennifer 1.0 (pink). Did you know that green diamonds are even rarer then pink? Learn more ⬇

#LUXUSlearn #LUXUSjewels #greendiamonds #alternatives #macrohedge

https://lnkd.in/dZezwtdx

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t

DATE: April 10, 2022

"The alternative investment industry is expected to grow by 59 percent by 2023, reaching $14 trillion in assets in five years' time, according to new research from alternative investment industry data provider Preqin."

Read more here: https://lnkd.in/deJPjapF

#alternativeinvestments #investing #finance #jewelry

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t

DATE: April 12, 2022

How are you hedging your portfolio against soaring inflation numbers? "Consumer prices rose 8.5 percent in the year through March, reaching the fastest inflation rate since 1981. Stubbornly rapid price increases have been exacerbated by a surge in gas costs tied to Russia's invasion of Ukraine."

https://lnkd.in/dyTvMNHB

#alternativeinvestments #inflationhedge #preciousmetals #gold #diamonds #LUXUSLearn #alternativeassets

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AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t

DATE: April 12, 2022

"Precious metals have been used throughout the ages as a store of wealth, a status symbol and a method of payment. Now, they are known for their capability of beating inflation and riding out recessions."

Read more here: https://lnkd.in/gWQe7RYk

#alternativeinvestments #LUXUSLearn #investment #inflation #entrepreneurs

----

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t

DATE: April 13, 2022

Over the last year, diamonds have had a beta of 0.067, which can make them an effective hedge against a volatile stock market. Since November 2021, diamond prices as a whole have increased more than 18%. The era of luxury assets as an investment class is here.

#LUXUS #InvestWithLUXUS #LUXUSlearn #Beta #FinancialLiteracyMonth

Link in bio to join the LUXUS waitlist
WWW.LUXUSCO.CO

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t


LUXUS
What is Beta?
Investors measure how closely returns of an investment follow the stock market using a measure called Beta. The closer Beta is to 0, the less related an asset's performance is to the broader stock market. A Beta of 1 would indicate the same performance as the stock market.
#investinluxury

DATE: April 14, 2022

"Pros Of Investing in Diamonds
• Diamonds have high intrinsic value.
• They are almost always in demand.
• They last forever.
• They protect you from inflation."

Read more here: https://lnkd.in/e8yXezV7

#LUXUSLearn #alternativeinvestments #investing #diamonds

DATE: April 17, 2022

"institutional managers [are] seek[ing] out and invest[ing] in alternative assets... where opportunities exist for better returns with lower volatility and without taking on excess risk."

Read more here: https://lnkd.in/gnY3EB3V

#LUXUSLearn #alternativeassets #alternativeinvestments #finance

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DATE: April 18, 2022

Diamonds aren't the only precious gems continuing to break sales records well into 2022... Emeralds are as well.

#hardluxury #hardassets #emeralds #preciousgems #luxury #gemfields

https://lnkd.in/dgU-pQEg

DATE: April 19, 2022

Between Q1 2021 and Q1 2022, the IDEX diamond index returned 26%. Over that same period, the S&P 500 returned only 16%. The Beta of the IDEX index as compared to the S&P 500 was 0.067, and the US 10-Year Treasury note (a risk-free return) averaged a yield of approximately 1.5%. Using these figures, the Alpha for the IDEX diamond index was more than 23.5% - a better return than all but a small handful of the world's top hedge funds.

#LUXUS #InvestWithLUXUS #LUXUSlearn #Alpha #FinancialLiteracyMonth

Link in bio to join the LUXUS waitlist

WWW.LUXUSCO.COM

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. [THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t


LUXUS
What is Alpha?
Experienced investors evaluate risk vs. reward using Alpha, which is how much better an investment performs vs. a benchmark while adjusting for the level of risk. A higher Alpha means a better risk-adjusted return.
#investinluxury

DATE: April 20, 2022

“Alternatives, perhaps once considered optional in investors’ portfolios, have indeed become essential. Facing stretched valuations in traditional markets, limited correlation benefits between fixed income and equities and persistently low bond yields with asymmetric risk, investors have made a decided turn to alternatives in the pursuit of alpha, income and diversification.”

Read more here: https://lnkd.in/eJ5hUZUS

#LUXUSLearn #Alternativeinvestments #financeandeconomy #investing #interestrates

----

See luxusco.com for important disclaimers.

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t

DATE: April 21, 2022

Happy 96th Birthday to the Queen!

For her wedding to Prince Phillip in 1947, the Queen was gifted 96 rubies from the people of Burma. The rubies have symbolic meaning as they are said to protect from evil and the 96 illnesses the Burmese culture believed existed. In 1973, the Queen commissioned the House of Garrard to create what is now known as the Burmese Ruby Tiara with the gifted rubies.

Long Live the Queen.

#LUXUS #LUXUSjewels #RoyalJewels #QueenElizabeth

See luxusco.com for important disclaimers.
AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t



DATE: April 22, 2022

"Its admirable substance, born of mountain and of water, represents the earth." - Book of Rites, Confucius

Can you guess which gemstone Confucius was talking about? If you said jade, you're correct! Earth is one of the 11 virtues Confucius said was represented in jade. So, on this Earth Day, we wanted to give a brief overview of jade's importance in Asian (particularly Chinese) culture.

As the Chinese saying goes: "gold has a value; jade is invaluable"; jade was considered to be the "imperial gem" in China. In fact, Emperor Qianlong, an avid jade lover, wrote 50+ poems about Mughal jades and inscribed poems into 800+ pieces of jade wares.

If you're on the lookout for this noble gemstone, Christie's will be auctioning a jadeite bead necklace with a presale offer of $11M on May 25th. The Hutton-Mdivana jadeite necklace auctioned in 2014 had a similar pre-sale estimate ($12.8M), and ended up doubling it to $27.4M. Definitely an auction worth following along with!

#LUXUSLearn #EarthDay #Jadeite #investment #AlternativeAssets

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DATE: April 25, 2022

Over time, diamond prices have not proven to be particularly volatile. Over the last five years, the IDEX diamond index has had a historical volatility of $7.24, or 5.8% of the average price over the period. In contrast, the S&P 500 has had a historical volatility of $69.43, or 21.6% of the average price over the period.

#LUXUS #InvestWithLUXUS #LUXUSlearn #Volatility #FinancialLiteracyMonth

Link in bio to join the LUXUS waitlist
WWW.LUXUSCO.COM

See luxusco.com for important disclaimers.
AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t


LUXUS
What is Volatility?
Volatility is a measure of how often, and to what extent, the value of an investment moves up and down. Volatility is often quantified via a formula to describe how rapidly or significantly an investment changes over time. Although volatility ≠ risk, more volatile investments often come with more risk.
#investinluxury

DATE: April 27, 2022

One of the rarest diamonds to ever be sold at auction - The Cullinan Blue diamond - sold today for $58 million!

The 15.19 carat Fancy Vivid Blue step-cut diamond was cut from an exceptional rough stone discovered in South Africa.

#LUXUS #InvestWithLUXUS #LUXUSgems #Sothebys #CullinanBlue #bluediamonds #diamond #auction

📰:Sotheby’s

See luxusco.com for important disclaimers.
AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t



DATE: May 5, 2022

Before the pandemic reduced diamond production by 20%, the annual diamond output had been steadily declining at a yearly rate of 5% since 2017.

In contrast, the demand for diamonds have only increased. Paul Ziminsky, the leading diamond industry analyst said, “In 2021, US diamond jewelry sales were up an estimated 35 to 45 percent versus 2020, and up perhaps an even more impressive 15 to 25 percent relative to 2019, the pre-pandemic proxy.”

Read more here: https://lnkd.in/ga8Pvegr

💎 Follow LUXUS for more content.

#LUXUSLearn #Investing #AlternativeInvestments #Diamonds #Finance #Fintech #Hard Assets

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DATE: May 5, 2022

The scarcest of all natural resources just became a lot scarcer 💎

#alternativeinvestments #hardassets #diamonds #commodities #macro #hedge #antiinfl
ation

https://lnkd.in/em96ck7E

DATE: May 6, 2022

Before it ceased operations, the Argyle Mine was the world's largest producer of pink diamonds; 90% of the world's pink diamonds were sourced from there. What's even more astonishing is that only 1% of the stones mined in the Argyle Mine are pink diamonds, which adds to their exclusiveness.

Read more about it here: https://lnkd.in/gytQh_Ks

#LUXUSLearn #Diamonds #Mine #Investing #AlternativeInvestments

DATE: May 7, 2022

The scarcity and rarity of pink diamonds! Josephine Archer, the mine's Business Manager has stated before, "Although the Argyle mine supplies approximately 90% of the world's pink diamonds, astonishingly, a whole year's worth of production of stones over half a carat would fit in the palm of your hand."

Now that the Argyle Mine is closed, the world's supply of pink diamonds continues to diminish at a staggering rate.

Read more about the prevalence of the Argyle Mine in the diamond mining industry here: https://lnkd.in/g4y_CH2C

#LUXUSLearn #Diamonds #Mine #Investing #AlternativeInvestments #Finance #Investments

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DATE: May 9, 2022

“Prices of fancy-color diamonds grew 1% in the first quarter compared with the previous three months amid strong market for pinks, according to the Fancy Color Research Foundation (FCRF).”

These numbers reflect the market before the impact of Western sanctions of Russian goods and while during China’s COVID-19 quarantine. This means that supply of colored diamonds have dropped and demand will increase dramatically once Chinese diamond lovers return to the market.

Read about it here: https://lnkd.in/gxeU9Qsd

#LUXUSLearn #Diamonds #AlternativeInvestments #Economy

DATE: May 10, 2022

Auction results keep breaking records despite market volatility. Trophy assets like 💎 and 🖼 keep shining in an otherwise dismal economic environment.

https://lnkd.in/eBQGd9tM

See luxusco.com for important disclaimers.

AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t

DATE: May 11, 2022

“About 21 million carats a year of global diamond production — including about 14 million a year from Argyle — are scheduled to exit the market by 2023, a volume that’ll only partially be offset by the addition of new mines”

In 2019, Alrosa PJSC, the world’s largest diamond producer stated that the shortfall between annual demand and supply could be between 11 million and 35 million carats by 2023. Add in the disruption of diamond production due to COVID along with the closure of the Argyle Mine, and diamond supply continues to diminish amidst growing demand.

Read about it here: https://lnkd.in/dqc9rE5u

#LUXUSLearn #Finance #AlternativeInvestments #Investing #Economy #Supply #Demand

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DATE: May 9, 2022

“The probability of finding another mine like Argyle, that produces pinks, is nil.... It’s like a work of art. The painter is dying. The product can only appreciate now.”

Read about it here: https://lnkd.in/g4qiVACG

#LUXUSLearn #Art #OwnHistory #Diamonds #Investment #AlternativeInvestments #Appreciate

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DATE: May 12, 2022 – BOOSTED POST

We couldn't agree more with the title 💎 💎 💎

Thank you TechCrunch for sharing. https://lnkd.in/gjMkpQWw

Join the LUXUS Waitlist today

#LUXUS #Fintech #AlternativeInvestments #Assets #Investment #Finance #Diamonds #Portfolio

Go here for important disclosures: www.luxusco.com

COMMENT: AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t



Luxus wants the crown jewel of your portfolio to be an actual diamond

techcrunch.com • 5 min read

DATE: May 12, 2022 – BOOSTED POST

"It seemed like a really obvious gap that needed to be filled, and no one was really doing it," says Dana Auslander, the startup's CEO. "We believe that there is tremendous demand from retail investors, because we're dealing with things that are a natural resource. They're a commodity, they're a luxury asset and they're collectibles."

👏 📈 Hard assets to appreciate

Thank you Forbes for sharing. https://lnkd.in/ga5Xgyqd

Join the LUXUS Waitlist today

#LUXUS #Fintech #Startup #Luxury #Innovation #Technology #Markets #Investing

Go here for important disclosures: www.luxusco.com

COMMENT: AN AFFILIATE OF LUXUS IS ANTICIPATING MAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED AND, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED, AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED, UNTIL AN OFFERING STATEMENT FILED WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION BY THE SEC OR AS STATED IN THE OFFERING MATERIALS RELATING TO AN INVESTMENT OPPORTUNITY, AS APPLICABLE. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.[THE MOST RECENT COPY OF THE OFFERING CIRCULAR RELATED TO THIS OFFERING MAY BE FOUND AT https://lnkd.in/eK6rK55t



New Fintech Offers Rare Pink Diamond To Retail Investors For $200 Per Share

forbes.com • 3 min read